UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2014

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 8.01.	Other Events

This Current Report on Form 8-K is being filed by Tower Group International, Ltd. (“Tower”) pursuant to an agreement in principle regarding the settlement of a lawsuit relating to the Agreement and Plan of Merger, dated as of January 3, 2014 (the “Merger Agreement”), by and among Tower, ACP Re, Ltd. (“ACP Re”) and London Acquisition Company Limited (“Merger Sub”).

Settlement of Certain Litigation

On July 25, 2014, Tower, certain current and former members of the board of directors of Tower, ACP Re, Merger Sub, and AmTrust Financial Services, Inc. (the “Defendants”) reached an agreement in principle with the plaintiffs in In re Tower Group International Ltd. Shareholder Litigation, Lead C.A. No. 1:14-cv-00254-JGK, currently pending in the United States District Court for the Southern District of New York (the “Merger Litigation”). The settlement remains subject to appropriate documentation by the parties and approval by the court.

As part of the settlement of the Merger Litigation, Tower agreed to make certain supplemental disclosures to Tower shareholders as set forth in this Form 8-K. Information concerning the proposed merger is set forth in the definitive proxy statement filed by Tower with the Securities and Exchange Commission (the “SEC”) on July 2, 2014 (the “Proxy Statement”). The information set forth in this Form 8-K supplements information disclosed in the Proxy Statement.

The Defendants deny all fault or liability and deny that they have committed any of the unlawful or wrongful acts alleged in the Merger Litigation or otherwise in relation to the Merger Agreement, or any of the events/actions related thereto, and specifically deny that any further disclosure is required to supplement the Proxy Statement under any applicable rule, statute, regulation or law. The Defendants have agreed to provide the supplemental disclosures solely to minimize the cost of defending the litigation described above and to permit the special meeting and stockholder vote to proceed without delay. There can be no assurance that the merger contemplated by the Merger Agreement will be consummated, that the parties to the litigation will enter into a stipulation of settlement that the court will approve, or as to the outcome of the litigation if the court does not approve a settlement.

Supplemental Disclosures

Supplemental Disclosure No. 1

On page 37 of the Proxy Statement, the discussion in the second full paragraph with respect to ACP Re’s proposal to amend the original agreement and plan of merger is hereby supplemented and restated with the following:

On May 3, 2014, the board convened to discuss ACP Re’s proposal to amend the original agreement and plan of merger. Representatives of J.P. Morgan, BofA Merrill Lynch and Willkie also participated in the meeting. Willkie discussed with the board the closing conditions and termination rights in the original agreement and plan of merger, and J.P. Morgan and BofA Merrill Lynch discussed with the board the possible process with ACP Re, including timing and next steps, and the possibility of any alternatives to a transaction with ACP Re. The board asked the Company’s senior management team to review the Company’s representations, warranties and covenants in, and the conditions to ACP Re’s obligation to consummate the merger under, the original agreement and plan of merger and advise the board at its next meeting, which was scheduled for May 4, 2014, as to management’s view of the likelihood that the conditions to ACP Re’s obligation to consummate the merger under the original agreement and plan of merger would not be met.

Supplemental Disclosure No. 2

On page 39 of the Proxy Statement, the discussion in the second full paragraph with respect to the unsolicited offer from Eurohold Group and Euroins Insurance Group (“EIG”) is hereby supplemented and restated with the following:

On May 13, 2014, the Company received a letter, dated May 12, 2014, from Eurohold Group and Euroins Insurance Group, which we refer to as EIG. The Company had no prior business dealings with EIG, and EIG was not among the 71 potential strategic counterparties to whom J.P. Morgan reached out regarding a strategic transaction during October 2013. The letter outlined a proposed stock-for-stock transaction pursuant to which EIG would acquire all of the Company’s shares in exchange for common shares of EIG in an amount valued at $3.75 per share. The offer by EIG was conditioned on EIG’s receipt of its own internal approvals and the approval of EIG’s board of directors, as well as its receipt of “consents from every third party whose consent was required” in connection with the transaction. EIG’s proposal contemplated that the proposed transaction would be terminable by EIG in its sole discretion if EIG did not receive a diligence report from its representatives after completion of a due diligence review of the Company that EIG considered “favorable,” if EIG did not receive legal opinions from its and the Company’s legal advisers that related to the proposed transaction and its consequences that EIG considered to be “favorable,” or if there were any “change which might adversely affect the Company’s operations, assets, financial position or projects” or any “actual or threatened legal proceedings against the

Company which might adversely affect the Company or its operations, assets, financial position or prospects.” EIG’s proposal contemplated that the Company’s shareholders would indemnify EIG for any damage or loss resulting from any inaccuracy in the representations and warranties to be negotiated among the parties and would be required to comply with restrictive and affirmative covenants in connection with the proposed transaction. EIG’s proposal also contemplated that the Company enter into exclusive negotiations with EIG regarding a proposed transaction. Neither the Company nor any of its representatives had any communications with EIG concerning the offer before the offer was made.

Supplemental Disclosure No. 3

On page 40 of the Proxy Statement, the discussion in the carryover paragraph with respect to the EIG offer is hereby supplemented and restated with the following:

The board unanimously determined that EIG’s proposal did not constitute and could not reasonably be expected to lead to a “superior proposal” under the merger agreement, and no further communications between the Company and EIG were had concerning the substance of EIG’s offer. The board also unanimously determined that, because EIG had publicly announced that it had made its proposal to the Company, the Company should issue a press release announcing the board’s determination with respect to EIG’s proposal and that the Company would not pursue such proposal. The Company issued such press release on May 15, 2014.

Supplemental Disclosure No. 4

On page 47 of the Proxy Statement, the discussion of the Selected Transaction Analysis of J.P. Morgan is hereby supplemented and restated with the following:

Using publicly available information, J.P. Morgan reviewed the following selected transactions involving property and casualty insurance companies that at the time of such transaction were facing financial or operational challenges and that J.P. Morgan judged to be relevant for purposes of an evaluation of the merger. The transactions that were considered are as follows.

Target	Acquiror	Announcement Date	P/TBV
American Safety Insurance Holdings, Ltd.	Fairfax Financial Holdings Limited	June 2013	1.01x
Flagstone Reinsurance	Validus Holdings	August 2012	0.78x
Seabright Holdings	Enstar Group	August 2012	0.71x
Transatlantic Holdings	Alleghany Corporation	November 2011	0.82x
Clarendon National Insurance Co.	Enstar Group	December 2010	0.88x
General Fidelity	Fairfax Financial	June 2010	0.65x
PMA Capital Corporation	Old Republic Int’l Corp.	June 2010	0.59x
IPC Holdings	Validus Holdings	July 2009	0.90x
Quanta Capital	Catalina Holdings Ltd.	May 2008	0.81x
NRG N.V.	Berkshire Hathaway, Ltd.	December 2007	0.47x
PXRE Reinsurance	Tawa Plc.	November 2007	0.79x
Alea Group Holdings (Bermuda)	Fortress Investment	April 2007	0.69x
Converium NA	Berkshire Hathaway, Ltd.	October 2006	0.23x
Aioi Insurance	Enstar Group	December 2005	0.97x
Overseas Partners Re	Catalina Holdings Ltd.	September 2005	0.87x
Overseas Partners US Reinsurance	Odyssey Re	July 2004	1.02x

For each of the selected transactions, to the extent information was publicly available, J.P. Morgan reviewed, among other things, the equity value for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s tangible book value.

Given that the Company was facing material financial and operational challenges, J.P. Morgan considered the bottom half of the range of the selected transactions in determining which multiples to apply to the Company’s tangible book value per share. Based upon the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a range of selected multiples of 0.40x to 0.80x to the Company’s tangible book value per share as of December 31, 2013. This analysis indicated an implied per share equity value reference range for the Company of $0.15 to $0.31, compared to the merger consideration of $2.50 per share.

Supplemental Disclosure No. 5

On page 52 of the Proxy Statement, the discussion of the Discounted Cash Flow Analysis of BofA Merrill Lynch is hereby supplemented and restated with the following:

BofA Merrill Lynch performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone distributable, after-tax free cash flows representing amounts that are able to be paid to the Company from its regulated insurance units that the Company was forecasted to generate during the Company’s fiscal years 2014 through 2018 based on financial forecasts for the Company prepared by or at the direction of and approved by the Company’s management. For such fiscal years, the Company’s management forecasts projected no distributable cash through dividends and continued deterioration in tangible book value (which was not a positive value). BofA Merrill Lynch calculated terminal values for the Company by applying terminal forward multiples ranging from 0.75x to 0.95x, to the Company’s December 31, 2018 estimated tangible book value, which were selected based on BofA Merrill Lynch’s professional judgment. The terminal values were then discounted to present value as of January 1, 2014, using discount rates ranging from 18.0% to 22.0%, which were chosen based upon BofA Merrill Lynch’s estimate of the Company’s cost of equity. The analysis produced an implied per-share equity value reference range for the Company that was not meaningful because it was not a positive value.

Supplemental Disclosure No. 6

On page 53 of the Proxy Statement, the discussion of the Other Analyses of BofA Merrill Lynch is hereby supplemented and restated with the following:

BofA Merrill Lynch considered an analysis of selected publicly traded companies in the property and casualty insurance industry; however, as indicated to the Company’s board of directors, it did not consider such an analysis to be a meaningful valuation approach given the significant differences in the ratings profile and business prospects of the Company as compared to such companies.

Additional Information and Where to Find It

Tower has filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and other relevant materials relating to the proposed merger with ACP Re. The definitive proxy statement was mailed on or about July 7, 2014 to Tower shareholders of record as of the close of business on June 13, 2014. Investors and shareholders are urged to read the definitive proxy statement and other relevant materials filed with the SEC when they become available because they contain or will contain important information about Tower, ACP Re, Merger Sub and the proposed transaction. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Tower or ACP Re with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed by Tower with the SEC by directing a written request to “Investor Relations,” Tower Group International, Ltd., Bermuda Commercial Bank Building, 2nd Floor, 19 Par-la-Ville Road, Hamilton, HM 11, Bermuda, or by email to William E. Hitselberger, Executive Vice President and Chief Financial Officer at bhitselberger@twrgrp.com.

Participants in the Solicitation

The directors, executive officers and other members of management and employees of Tower may be deemed participants in the solicitation of proxies from its stockholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Tower’s stockholders under the rules of the SEC is set forth in the definitive proxy statement filed by Tower with the SEC on July 3, 2014 and in Tower’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on May 2, 2014. Information concerning Tower’s participants in the solicitation is contained in Tower’s definitive proxy statement.

Cautionary Statement Regarding Forward–Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Current Report on Form 8-K and any other written or oral statements made by or on behalf of Tower may include forward-looking statements that reflect Tower’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” and “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2013, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Risks that could adversely affect the proposed merger include, but are not limited to, the following:

•	governmental approvals of the merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

•	the Board of Directors of Tower may withdraw its recommendation and support a competing acquisition proposal; and

•	Tower’s shareholders may fail to approve the merger.

The following important factors are among those that could affect the actual outcome of other future events:

•	changes in our financial strength or credit ratings could impact our ability to write new business, the cost of, and our ability to obtain, capital or our ability to attract and retain brokers, agents and customers;

•	further decreases in the capital and surplus of our insurance subsidiaries and their ability to meet minimum capital and surplus requirements;

•	changes in our ability to raise additional capital;

•	the implementation and effectiveness of our capital improvement strategy;

•	Tower’s ability to continue operating as a going concern;

•	changes in our ability to meet ongoing cash requirements and pay dividends;

•	greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data;

•	changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	decreased demand for Tower’s insurance or reinsurance products;

•	increased competition on the basis of pricing, capacity, coverage terms or other factors;

•	ineffectiveness or obsolescence of Tower’s business strategy due to changes in current or future market conditions;

•	currently pending or future litigation or governmental proceedings;

•	developments that may delay or limit Tower’s ability to enter new markets as quickly as it anticipates;

•	loss of the services of any of Tower’s executive officers or other key personnel;

•	changes in acceptance of Tower’s products and services, including new products and services;

•	developments in the world’s financial and capital markets that could adversely affect the performance of Tower’s investments;

•	the effects of acts of terrorism or war;

•	changes in general economic conditions, including inflation, interest rates and other factors which could impact Tower’s performance and the performance of Tower’s investment portfolio;

•	changes in accounting policies or practices;

•	changes in legal theories of liability under Tower’s insurance policies;

•	changes in rating agency policies or practices;

•	declining demand for reinsurance due to increased retentions by cedents and other factors;

•	a lack of opportunities to increase writings in Tower’s reinsurance lines of business and in specific areas of the reinsurance market;

•	changes in the percentage of premiums written that Tower cedes to reinsurers;

•	changes in regulations or laws applicable to Tower, its subsidiaries, brokers or customers, including regulatory limitations and restrictions on the declaration and payment of dividends and capital adequacy standards;

•	the Bermudian regulatory system, and potential changes thereto;

•	risks and uncertainties associated with technology, data security or outsourced services that could negatively impact Tower’s ability to conduct its business or adversely impact its reputation;

•	the effects of mergers, acquisitions or divestitures;

•	disruptions in Tower’s business arising from the integration of acquired businesses into Tower and the anticipation of potential or pending acquisitions or mergers; and

•	any changes concerning the conditions, terms, termination, or closing of the merger with ACP Re.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by Tower with the Securities and Exchange Commission, such as current reports on Form 8–K, and regular reports on Forms 10–K and 10–Q, particularly in “Item 1A, Risk Factors.”

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant
Date: July 28, 2014	/s/ Elliot S. Orol
Elliot S. Orol
Senior Vice President, General Counsel and Secretary